Exhibit 23.1
                                                              ------------



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05793) pertaining to the 1988 Amended and Restated Incentive Plan, the 1996 Incentive Plan and the 1996 Non-employee Director Stock Option Plan of Synaptic Pharmaceutical Corporation of our report dated February 15, 2002, with respect to the financial statements of Synaptic Pharmaceutical Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.





                                                  /s/ Ernst & Young LLP



MetroPark, New Jersey
March 29, 2002